JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (“Agreement”), made and entered into as of this OCT 2 day of 2007, by and between Motion Picture Hall of Fame, Inc. (“MPHOF”) and The Coliseum Mausoleum, Inc. (“TCMI”).

ARTICLE I: GENERAL PROVISIONS

1.01 Business Purpose. The business of the Joint Venture shall be as follows: To produce a one-time, 3 day event tentatively to be called “STARFAIR (Las Vegas Classic Film Festival)” at a Las Vegas Venue, on or about April, 2008.

1.02 Term of the Agreement. This Joint Venture shall commence on the date first above written and shall continue in existence until terminated, liquidated, or dissolved by law or as hereinafter provided.

ARTICLE II: GENERAL DEFINITIONS

The following comprise the general definitions of terms utilized in this Agreement:

2.01 Affiliate. An Affiliate of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.

2.02 Capital Contribution(s). The capital contribution to the Joint Venture actually made by the parties, including property, cash and any additional capital contributions made.

2.03 Profits and Losses. Any income or loss of the Partnership for federal income tax purposes determined by the Partnership’s fiscal year, including, without limitation, each item of Partnership income, gain, loss or deduction.

ARTICLE III: CONTRIBUTION AND OBLIGATIONS OF THE
JOINT VENTURERS

TCMI will contribute the sum of $315,000 in four (4) payments according to the following schedule:

A)	First payment of $40,000 on October 1, 2007;

B)	Second payment of $40,000 on November 1, 2007;

C)	Third payment of $117,500 on January 15, 2008;

D)	Fourth and final payment of $117,500 on February 15, 2007 [sic].

Exhibit 10.2
Page 1 of 4 Pages

Time is of the essence for these payments. This Agreement does not take effect until the first payment is received by the Joint Venture.

The $315,000 is to be repaid in full from first profits of the Joint Venture. MPHOF is responsible for all operations and decisions of the Joint Venture in consultation with TCMI.

ARTICLE IV: ALLOCATIONS

4.01 Profits and Losses. Commencing on the date hereof and ending on the termination of the business of the Joint Venture, all profits, losses and other allocations to the Joint Venture shall be allocated as follows at the conclusion of each fiscal year: TCMI: 50%; MPHOF: 50%; subject to TMCI [sic] receiving its Capital Contribution of $315,000 as first money back from the Venture.

ARTICLE V: RIGHTS AND DUTIES OF THE JOINT VENTURERS

5.01 Business of the Joint Venture. MPHOF shall have full, exclusive and complete authority and discretion in the management and control of the business of the Joint Venture for the purposes herein stated and shall make all decisions affecting the business of the Joint Venture. At [sic] such, any action taken shall constitute the act of, and serve to bind, the Joint Venture. MPHOF shall manage and control the affairs of the Joint Venture to the best of its ability and shall use its best efforts to carry out the business of the Joint Venture. TCMI shall not participate in or have any control over the Joint Venture business nor shall it have any authority or right to act for or bind the Joint Venture.

ARTICLE VI: AGREEMENTS WITH THIRD PARTIES AND WITH
AFFILIATES OF THE JOINT VENTURERS

6.01 Validity of Transactions. Affiliates of the parties to this Agreement maybe [sic] engaged to perform services for the Joint Venture. The validity of any transaction, agreement or payment involving the Joint Venture and any Affiliates of the parties to this Agreement otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between them and such Affiliates or the approval of such transactions, agreement or payment.

6.02 Other Business of the Parties to this Agreement. The parties to this Agreement and their respective Affiliates may have interests in businesses other than the Joint Venture business. The Joint Venture shall not have the right to the income or proceeds derived from such other business interests and, even if they are competitive with the Partnership business, such business interests shall not be deemed wrongful or improper.

Exhibit 10.2
Page 2 of 4 Pages

ARTICLE VII: PAYMENT OF EXPENSES

All expenses of the Joint Venture shall be paid by the Joint Venture or advanced by MPHOF and reimbursed by the Joint Venture.

ARTICLE VIII: INDEMNIFICATION OF THE JOINT VENTURERS

The parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interests of the Joint Venture and such course of conduct did not constitute negligence or misconduct. The parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Joint Venture.

ARTICLE IX: DISSOLUTION

9.01 Events of the Joint Venturers. The Joint Venture shall be dissolved upon the happening of any of the following events: (a) The adjudication of bankruptcy, filing of a petition pursuant to a Chapter of the Federal Bankruptcy Act, withdrawal, removal or insolvency of either of the parties. (b) The sale or other disposition, not including an exchange of all, or substantially all, of the Joint Venture assets. (c) Mutual agreement of the parties.

ARTICLE X: NO PARTNERSHIP

This Agreement does not create a partnership of any type between MPHOF and TCMI.

ARTICLE XI: VALID AUTHORITY

The signatures to this Agreement warrant that they have full authority to execute this contract on behalf of their respective entities.

ARTICLE XII: MISCELLANEOUS PROVISIONS

12.01 Books and Records. The Joint Venture shall keep adequate books and records at its place of business, setting forth a true and accurate account offal [sic] business transactions arising out of and in connection with the conduct of the Joint Venture.

12.02 Validity. In the event that any provision of this Agreement shall behold [sic] to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

Exhibit 10.2
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12.03 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions or warranties among the parties other than those set forth herein provided for.

12.04 Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

12.05 Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

12.06 Applicable Law and Venue. This Agreement shall be construed and enforced under the laws of the State of California.

12.07 Other Instruments. The parties hereto covenant and agree that they will execute each such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. Signed, sealed and delivered in the presence of:

MOTION PICTURE HALL OF FAME, INC. THE COLISEUM MAUSOLEUM, INC.

/s/ Robert Alexander	/s/ Michael Brausen
Oct 3, 07	OCT-02-2007
Robert Alexander, President	Michael Brausen, President

Exhibit 10.2
Page 4 of 4 Pages